                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of
Bay Apartment Communities, Inc. on Form S-8 (File No. 333-    ) of our report
dated January 24, 1997, except for note 14 for which the date is March 7, 1997, on our audits of the consolidated financial statements and financial statement schedule of Bay Apartment Communities, Inc. as of December 31, 1996 and 1995, and for the two years in the period ended December 31, 1996, the period from March 17, 1994 to December 31, 1994, and the period January 1, 1994 to March 16, 1994, for the Greenbriar Group, which report is included in the 1996 Annual Report on Form 10-K, of our reports dated March 18, 1997, on our audits of the Historical Summary of Revenues and Direct Operating Expenses of Rancho Penasquitos Racquet Club for the year ended December 31, 1996, the Historical Summary of Revenues and Direct Operating Expenses of The Village Apartments for the year ended December 31, 1996, the Historical Summary of Revenues and Direct Operating Expenses of Banbury Cross Apartments for the year ended December 31, 1996, and the Historical Summary of Revenues and Direct Operating Expenses of Villa Serena Apartments for the year ended December 31, 1996, which are included in the Current Report on Form 8-K dated April 18, 1997, of our report dated March 18, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Genesee Gardens Apartments for the year ended December 31, 1996, which is included in the Current Report on Form 8-K/A dated April 18, 1997, of our report dated June 2, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Regency Apartments for the year ended December 31, 1996, and of our report dated June 2, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Amador Oaks Apartments for the year ended December 31, 1996, which reports are included in the Current Report on Form 8-K dated August 14, 1997, of our report dated September 6, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Lakeside Apartments for the year ended December 31, 1996, which reports are included in the Current Report on Form 8-K dated September 4, 1997, of our report dated August 29, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Gallery Place Apartments for the year ended December 31, 1996, of our report dated September 18, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Landing West Apartments for the year ended December 31, 1996, which reports are included in the Current Report on Form 8-K dated September 23, 1997, of our report dated October 20, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Creekside Apartments for the year ended December 31, 1996, of our report dated November 14, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Warner Oaks Apartments for the year ended December 31, 1996, of our report dated November 14, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Viewpointe Apartments for the year ended December 31, 1996, of our report dated November 5, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Governor's Square East and West

Apartments for the year ended December 31, 1996, which reports are included in the Current Report on Form 8-K dated October 31, 1997, of our report dated November 14, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Arbor Park Apartments for the 12 months ended May 31, 1997, of our report dated November 14, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Amberway Apartments for the 12 months ended May 31, 1997, of our report dated November 14, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Mission Bay Club Apartments for the 12 months ended May 31, 1997, of our report dated November 14, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Pacifica Club Apartments for the 12 months ended May 31, 1997, of our report dated November 14, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Westwood Club Apartments for the 12 months ended May 31, 1997, and of our report dated December 11, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Waterhouse Place Apartments for the year ended December 31, 1996, which reports are included in the Current Report on Form 8-K dated December 18, 1997.




                                            /s/ COOPERS & LYBRAND L.L.P.


San Francisco, California
March 5, 1998